armstrong associates inc.-------------------------------------------------------

Statement of Assets and Liabilities -- June 30, 2005

Assets:
Investments in securities, at market value (identified cost, $9,485,786)   $16,983,294
Cash                                                                            55,746
Dividends receivable                                                            13,538
Interest receivable                                                              1,189
Prepaid expenses and other assets                                                3,159
------------------------------------------------------------------------   -----------
                                                                            17,056,926
Liabilities:
Payable to Portfolios, Inc                                                      13,477
Accrued expenses and other liabilities                                             647
------------------------------------------------------------------------   -----------
                                                                                14,124
------------------------------------------------------------------------   -----------
Net assets                                                                 $17,042,802
========================================================================   ===========
Net assets consist of
   Paid in capital                                                         $ 9,389,529
   Distributable earnings                                                        7,377
   Accumulated undistributed net realized gains on investments                 148,388
   Net unrealized appreciation on investments                                7,497,508
------------------------------------------------------------------------   -----------
Net assets applicable to 1,404,878 shares outstanding                      $17,042,802
========================================================================   ===========
Net asset value per share                                                  $     12.13
========================================================================   ===========


   The accompanying notes are an integral part of these financial statements.

-----------------------------------------------------------------------------aai

Statement of Changes in Net Assets -- Years Ended June 30

                                                                2005            2004
------------------------------------------------------------------------------------
Operations:
   Net investment income                                $     28,767    $        409
   Net realized gains on investments                         605,668         402,199
   Increase in unrealized appreciation of investments        123,437       1,470,497
-----------------------------------------------------   ------------    ------------
         Net increase in net assets resulting
            from operations                                  757,872       1,873,105
Distributions to shareholders
   Distributions paid                                       (844,770)       (104,528)
-----------------------------------------------------   ------------    ------------
         Decrease in net assets resulting from
            distributions to shareholders                   (844,770)       (104,528)
Capital share transactions
   Net proceeds from sale of capital stock                   793,963       1,032,046
   Net asset value of shares issued as reinvestment
      of dividends                                           815,809         100,613
-----------------------------------------------------   ------------    ------------
                                                           1,609,772       1,132,659
Less cost of shares repurchased                             (707,227)       (821,800)
-----------------------------------------------------   ------------    ------------
         Net increase in net assets resulting from
            capital share transactions                       902,545         310,859
-----------------------------------------------------   ------------    ------------
         Total increase in net assets                        815,647       2,079,436
Net assets:
Beginning of year                                         16,227,155      14,147,719
-----------------------------------------------------   ------------    ------------
End of year (Note)                                      $ 17,042,802    $ 16,227,155)
=====================================================   ============    ============

Note: At June 30, 2005, undistributed net realized investment gains were $148,388, and distributable earnings were $7,377. At June 30, 2004, undistributed net realized investment gains were $387,535, and distributions in excess of net investment income were $21,395.


   The accompanying notes are an integral part of these financial statements.

armstrong associates inc.-------------------------------------------------------

Statement of Operations -- Year Ended June 30, 2005

Investment income
      Dividends                                        $200,124
      Interest                                           36,849
-------------------------------------------------                    ----------
                                                                        236,973
   Operating expenses
      Investment advisory fees                         $132,032
      Administrative fees                                16,000
      Custodian fees                                      7,856
      Transfer agent fees                                 9,162
      Legal fees                                            300
      Accounting fees                                    18,404
      Registration fees, licenses and other               3,574
      Reports and notices to shareholders                 9,278
      Directors' fees and expenses                        9,800
      Insurance expense                                   1,800         208,206
-------------------------------------------------      --------      ----------
            Net investment income                                        28,767
-------------------------------------------------                    ----------
Realized and unrealized gains on investments
   Realized gains
      Proceeds from sales                                             1,041,331
      Cost of securities sold                                          (435,663)
-------------------------------------------------                    ----------
            Net realized gains                                          605,668
-------------------------------------------------                    ----------
   Unrealized appreciation
      Beginning of year                                               7,374,071
      End of year                                                     7,497,508
-------------------------------------------------                    ----------
            Increase in unrealized appreciation                         123,437
-------------------------------------------------                    ----------
            Net realized and unrealized gains
               on investments                                           729,085
-------------------------------------------------                    ----------
            Increase in net assets from operations                   $  757,872
=================================================                    ==========


   The accompanying notes are an integral part of these financial statements.

-----------------------------------------------------------------------------aai

Portfolio of Investments in Securities -- June 30, 2005

                                                       Shares or
                                                principal amount              Cost      Market value
----------------------------------------------------------------------------------------------------
COMMON STOCK (94.26%)
 Industry and issue
   Aerospace (4.35%)
     The Boeing Company                                    5,000       $   293,580       $   330,000
     United Technologies Corporation                       8,000           254,750           410,800
----------------------------------------------------------------------------------------------------
                                                                           548,330           740,800
----------------------------------------------------------------------------------------------------
   Broadcasting, Media and Advertising (7.13%)
     Clear Channel Communications, Inc.                    6,000           267,650           185,580
     Omnicom Corporation                                   5,000           275,750           399,300
     Spanish Broadcasting, Inc.*                          13,000           120,290           129,870
     Time Warner, Inc.*                                   30,000           208,192           501,300
----------------------------------------------------------------------------------------------------
                                                                           871,882         1,216,050
----------------------------------------------------------------------------------------------------
   Business Services (3.60%)
     Iron Mountain, Inc.*                                 10,500           265,081           325,710
     Staples, Inc.*                                       13,500           175,875           287,415
----------------------------------------------------------------------------------------------------
                                                                           440,956           613,125
----------------------------------------------------------------------------------------------------
   Chemical Products and Related (7.94%)
     Avery Dennison Corporation                           15,000           211,200           794,400
     Praxair, Inc.                                        12,000           212,890           559,200
----------------------------------------------------------------------------------------------------
                                                                           424,090         1,353,600
----------------------------------------------------------------------------------------------------
   Communications and Related (2.34%)
     Corning, Inc.*                                       24,000           131,044           398,880
   Computer, Software and Related (11.26%)
     Cisco Systems, Inc.*                                 10,000           176,200           190,800
     Dell, Inc.*                                           8,000           232,103           315,680
     Intel Corporation                                    10,000           169,100           260,200
     Intuit, Inc.*                                         6,000           268,337           270,660
     Oracle Systems Corporation*                          48,000            75,259           633,600
     Microsoft Inc.                                       10,000           267,700           248,400
----------------------------------------------------------------------------------------------------
                                                                         1,188,699         1,919,340
----------------------------------------------------------------------------------------------------
   Consumer Products and Related (10.04%)
     Amazon.Com, Inc.*                                     6,000           268,996           198,540
     The Gillette Company                                  7,232           166,636           366,156
     Kimberly Clark Corporation                            6,000           227,121           375,540
     Wal-Mart Stores, Inc.                                16,000           196,800           771,200
----------------------------------------------------------------------------------------------------
                                                                           859,553         1,711,436
----------------------------------------------------------------------------------------------------
   Energy and Related (6.46%)
     Fluor Corporation                                     5,000           303,002           287,950
     Halliburton Company*                                  5,500           238,361           263,010
     Pogo Producing Company                                5,000           256,258           259,550
     Weatherford International, Inc.                       5,000           284,733           289,900
----------------------------------------------------------------------------------------------------
                                                                         1,082,354         1,100,410
----------------------------------------------------------------------------------------------------

armstrong associates inc.-------------------------------------------------------

                                                       Shares or
                                                principal amount              Cost      Market value
----------------------------------------------------------------------------------------------------
   Environmental Service (6.05%)
     Pentair, Inc.                                         7,000           231,134           299,670
     Waste Connection, Inc.                               12,000           241,040           447,480
     Waste Management, Inc.                               10,000           309,300           283,400
----------------------------------------------------------------------------------------------------
                                                                           781,474         1,030,550
----------------------------------------------------------------------------------------------------
   Financial and Related (3.79%)
     Bank of America Corporation                           8,000           240,350           364,880
     First Data Corporation                                7,000           279,632           280,980
----------------------------------------------------------------------------------------------------
                                                                           519,982           645,860
----------------------------------------------------------------------------------------------------
   Food and Beverages (6.33%)
     Pepsico, Inc.                                        20,000           116,802         1,078,600
   Leisure Time (2.27%)
     Royal Caribbean Cruises Ltd.                          8,000           203,564           386,880
   Medical and Related (15.95%)
     Abbott Laboratories                                  20,000           114,024           980,200
     AMGEN, Inc.*                                          6,000           243,090           362,760
     Medtronics, Inc.                                     20,000           190,437         1,035,800
     Pfizer, Inc.                                         12,284           169,997           338,793
----------------------------------------------------------------------------------------------------
                                                                           717,548         2,717,553
----------------------------------------------------------------------------------------------------
   Restaurants (3.29%)
     Brinker International, Inc.*                         14,000       $   260,961       $   560,700
   Transportation services (3.46%)
     United Parcel Service, Inc.                           3,500           261,968           242,060
     UTI Worldwide, Inc.                                   5,000           157,229           348,100
----------------------------------------------------------------------------------------------------
                                                                           419,197           590,160
----------------------------------------------------------------------------------------------------
     Total common stocks                                               $ 8,566,436       $16,063,944
----------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
SHORT-TERM DEBT (5.39%)
   U.S. Treasury bills, due August and September 2005                  $   919,350       $   919,350
----------------------------------------------------------------------------------------------------
      Total investment securities - 99.65%                             $ 9,485,786       $16,983,294
====================================================================================================
      Other assets les liabilities - 0.35%                                                    59,508
----------------------------------------------------------------------------------------------------
      Net assets - 100.00%                                                               $17,042,802
====================================================================================================

* Non-income producing


   The accompanying notes are an integral part of these financial statements.

-----------------------------------------------------------------------------aai

Notes to Financial Statements -- June 30, 2005

Note A -- Nature of Operations and Summary of Accounting Policies

      A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

Nature of Operations

      Armstrong Associates, Inc. (the Company) is registered under the Investment Company Act of 1940, as amended, as a diversified, open-end investment management company.

Valuation of Securities

      The Company's investments in common stocks traded on a national securities exchange or reported on the NASDAQ national market are carried at market value, which is determined by the last reported sales price as reported thereon prior to the time as of which assets are valued. Short-term debt securities are carried at cost which approximates market.

Investment Transactions and Investment Income

      Investment transactions are recorded on the trade date basis, and realized gains and losses are calculated using the identified cost method. Dividend income and distributions to shareholders are recorded on the ex-dividend date. Interest income is recorded on the accrual basis.

Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Note B -- Federal Income Taxes

      As of June 30, 2005, the Company qualified and intends to continue to qualify each fiscal year as a "regulated investment company" under Subchapter M of the Internal Revenue Code, as amended. By qualifying, the Company will not be subject to federal income taxes to the extent that it distributes all of its taxable income for its fiscal year.

Note C -- Purchases and Sales of Securities

      For the year ended June 30, 2005, purchases and sales of securities, excluding short-term debt securities and U.S. government obligations, aggregated $2,568,320 and $1,041,332, respectively.

      The Company paid total brokerage commissions aggregating $8,100 in 2005 on purchases and sales of investment securities. All commissions were paid to unaffiliated broker-dealers.

Note D -- Investment Advisory, Transfer Agent and Administrative Fees

      The Company has agreed to pay its investment adviser, Portfolios, Inc. (Portfolios), a fee of .80% per annum of the average net asset value of the Company. For the year ended June 30, 2005, investment advisory fees to Portfolios amounted to $132,032. In order to effectively limit the expenses of the Company, the adviser has agreed to reimburse the Company for all expenses (including the advisory fee incurred by the Company in any fiscal year in excess of 2% of the first $10 million of its average daily net assets for the fiscal year, 1.5% of the next $20 million of average daily net assets and 1% of the remainder. No reimbursements were required during the year ended June 30, 2005.

      Portfolios is the transfer agent for the Company. Applicable fees and expenses of $9,162 were incurred by the Company for the year ended June 30, 2005. In addition, under the terms of an administrative services agreement between Portfolios and the Company, Portfolios provides accounting services to the Company for an annual fee of $16,000 payable in equal monthly installments. At June 30, 2005, the Company owed Portfolios $13,477 in accrued investment advisory fees, transfer agent fees and administrative fees.

armstrong associates inc.-------------------------------------------------------

Note E -- Capital Stock

      On June 30, 2005, there were 6,000,000 shares of $1 par value capital stock authorized, and capital paid in was $9,389,529. Transactions in capital stock for the years ended June 30, 2005 and 2004 were as follows:


                                                           2005            2004
------------------------------------------------       --------        --------
Shares sold                                              65,654          87,342
Shares issued as reinvestment of dividends               67,927           8,709
------------------------------------------------       --------        --------
                                                        133,581          96,051
Shares redeemed                                         (58,582)        (70,321)
------------------------------------------------       --------        --------
   Net increase (decrease) in shares outstanding         74,999          25,730
================================================       ========        ========

Note F -- Distributions to Shareholders

      The tax character of distributions paid during the years ending June 30 was as follows:

                                    2005                        2004
-------------------------------------------------------------------------------
                             Amount      Per share      Amount       Per share
-----------------------   -----------   -----------   -----------   -----------
Distributions paid from
   Ordinary income        $        --   $        --            --            --
   Capital gains              844,770   $       .63       104,528   $       .08
-----------------------   -----------   -----------   -----------   -----------
                          $   844,770   $       .63   $   104,528   $       .08
=======================   ===========   ===========   ===========   ===========

Condensed Financial Information

Selected per Share Data and Ratios
                                   Per share income and capital changes for a share outstanding throughout the year ended June 30(a)
                                   -------------------------------------------------------------------------------------------------
                                        2005      2004     2003      2002      2001      2000     1999      1998     1997     1996
------------------------------------------------------------------------------------------------------------------------------------
Net asset value,
  Beginning of year                  $ 12.20   $ 10.85  $ 10.43   $ 12.56   $ 15.70   $ 13.53  $ 12.14   $ 11.61  $ 10.45  $  9.70
Income (loss) from
  investment operations
    Net investment income (loss)         .02        --     (.01)     (.05)      .05       .01     (.01)      .03      .06      .05
    Net realized and unrealized
      gains (losses) on investments      .54      1.43      .44     (1.92)    (2.00)     2.64     1.89      1.38     1.64     1.10
-----------------------------------  -------   -------  -------   -------   -------   -------  -------   -------  -------  -------
Total from investment operations         .56      1.43      .43     (1.97)    (1.95)     2.65     1.88      1.41     1.70     1.15
Less distributions
  Dividends from net
    investment income                     --        --      .01       .05        --        --      .04       .05      .07      .02
  Distributions from net
    realized gains                       .63       .08       --       .11      1.19       .48      .45       .83      .47      .38
-----------------------------------  -------   -------  -------   -------   -------   -------  -------   -------  -------  -------
Net asset value, end of year         $ 12.13   $ 12.20  $ 10.85   $ 10.43   $ 12.56   $ 15.70  $ 13.53   $ 12.14  $ 11.61  $ 10.45
===================================  =======   =======  =======   =======   =======   =======  =======   =======  =======  =======
Total return                            4.64%    13.22     4.13    (15.85)   (12.99)    20.38    16.26     13.31    17.19    12.09
Ratios/supplemental data
  Net assets, end of period (000's)  $17,043   $16,227  $14,148   $13,875   $17,565   $20,126  $17,214   $15,213  $14,300  $13,100
  Ratio of expenses to average
    net assets                           1.3       1.2      1.3       1.2       1.2       1.2      1.2       1.3      1.4      1.4
  Ratio of net investment income
    to average net assets                 .2        --       --        --        .4        .1      (.1)       .2       .5       .5
  Portfolio turnover rate                  7%        5        4         7         9         6        3        20        7       19

Selected per Share Data and Ratios
                                   Per share income and capital changes for a share outstanding throughout the year ended June 30(a)
                                        --------------------------------------------------------------------------------------------
                                           1995     1994     1993     1992     1991      1990     1989     1988      1987     1986
-----------------------------------     --------------------------------------------------------------------------------------------
Net asset value,
  Beginning of year                     $  8.19  $  8.26  $  7.08  $  6.87  $  7.38   $  7.74  $  7.17  $  9.66   $  8.72  $  7.65
Income (loss) from
  investment operations
    Net investment income (loss)            .02       --      .02      .06      .16       .23      .24      .09       .10      .14
    Net realized and unrealized
      gains (losses) on investments        2.12      .10     1.19      .33     (.27)      .19      .67     (.53)     1.51     1.17
-----------------------------------     -------  -------  -------  -------  -------   -------  -------  -------   -------  -------
Total from investment operations           2.14      .10     1.21      .39     (.11)      .42      .91     (.44)     1.61     1.31
Less distributions
  Dividends from net
    investment income                       .04       --      .02      .15      .23       .24      .11      .14       .16      .24
  Distributions from net
    realized gains                          .59      .17      .01      .03      .17       .54      .23     1.91       .51       --
-----------------------------------     -------  -------  -------  -------  -------   -------  -------  -------   -------  -------
Net asset value, end of year            $  9.70  $  8.19  $  8.26  $  7.08  $  6.87   $  7.38  $  7.74  $  7.17   $  9.66  $  8.72
===================================     =======  =======  =======  =======  =======   =======  =======  =======   =======  =======
Total return                              27.32     1.13    17.12     5.79     (.92)     5.93    13.23    (6.27)    20.00    17.80
Ratios/supplemental data
  Net assets, end of period (000's)     $11,961  $ 9,255  $ 9,680  $ 9,366  $ 9,228   $ 9,770  $ 9,887  $10,435   $12,294  $11,714
  Ratio of expenses to average
    net assets                              1.8      1.8      1.8      1.9      1.9       1.8      1.9      2.0       1.7      1.6
  Ratio of net investment income
    to average net assets                    .2       --       .2       .8      2.3       2.9      3.0      1.3       1.0      1.6
  Portfolio turnover rate                    12       21       17       36       24        44       46       20        51       54

Selected per Share Data and Ratios
                                   Per share income and capital changes for a share outstanding throughout the year ended June 30(a)
                                   -------------------------------------------------------------------------------------------------
                                        1985     1984      1983    1982     1981     1980    1979    1978    1977     1976     1975
-----------------------------------  ----------------------------------------------------------------------------------------------
Net asset value,
  Beginning of year                  $  7.29  $ 10.22   $  7.10  $ 9.37   $ 7.74  $  7.06  $ 6.50  $ 5.68  $ 5.30  $  3.81  $  2.74
Income (loss) from
  investment operations
    Net investment income (loss)         .24      .16       .21     .41      .24      .23     .16     .08     .04      .03      .07
    Net realized and unrealized
      gains (losses) on investments     1.02    (2.51)     3.72   (1.28)    2.62     1.40     .84     .78     .38     1.53     1.04
-----------------------------------  -------  -------   -------  ------   ------  -------  ------  ------  ------  -------  -------
Total from investment operations        1.26    (2.35)     3.93    (.87)    2.86     1.63    1.00     .86     .42     1.56     1.11
Less distributions
  Dividends from net
    investment income                    .14      .20       .43     .19      .23      .13     .11     .04     .04      .07      .04
  Distributions from net
    realized gains                       .76      .38       .38    1.21     1.00      .82     .33      --      --       --       --
-----------------------------------  -------  -------   -------  ------   ------  -------  ------  ------  ------  -------  -------
Net asset value, end of year         $  7.65  $  7.29   $ 10.22  $ 7.10   $ 9.37  $  7.74  $ 7.06  $ 6.50  $ 5.68  $  5.30  $  3.81
===================================  =======  =======   =======  ======   ======  =======  ======  ======  ======  =======  =======
Total return                           19.10   (24.01)    61.27   (9.87)   38.04    24.08   15.17   15.31    8.05    42.06    41.46%
Ratios/supplemental data
  Net assets, end of period (000's)  $10,957  $ 9,788   $12,869  $7,669   $8,277  $ 5,777  $4,538  $3,886  $3,649  $ 3,785  $ 2,892
  Ratio of expenses to average
    net assets                           1.7      1.6       1.6     1.7      1.5      1.6     1.5     1.5     1.5      1.5      1.5
  Ratio of net investment income
    to average net assets                3.1      1.9       2.4     5.6      2.7      3.2     2.3     1.6     1.9       .8      2.7
  Portfolio turnover rate                 53       96        59      34       60      131      97     151     113      113      210%

(a) For a share outstanding throughout the year. Per share data has been rounded to nearest cent and adjusted to give effect to a 2-for-1 stock split, effective October 16, 1978, by means of a stock distribution.
(b) The Fund had no senior securities or outstanding debt during the thirty-one year period ended June 30, 2005.

   The accompanying notes are an integral part of these financial statements.

armstrong associates inc.-------------------------------------------------------

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors
Armstrong Associates, Inc.

We have audited the accompanying statement of assets and liabilities of Armstrong Associates, Inc., including the schedule of portfolio investments in securities as of June 30, 2005, and the related statements of operations and changes in net assets and the selected per share data and ratios for the year then ended. These financial statements and per share data and ratios are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and per share data and ratios based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and per share data and ratios are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. Our procedures included confirmation of securities owned as of June 30, 2005, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and selected per share data and ratios referred to above present fairly, in all material respects, the financial position of Armstrong Associates, Inc. as of June 30, 2005, the results of its operations, changes in its net assets and the selected per share data and ratios for the year ended June 30, 2005, in conformity with accounting principles generally accepted in the United States of America.


Farmer, Fuqua & Huff, P.C.
Plano, TX

July 14, 2005

                       [Letterhead of Grant Thornton LLP]

            Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors
Armstrong Associates, Inc.

We have audited the accompanying statement of changes in net assets of Armstrong Associates, Inc., for the year ended June 30, 2004, and the selected per share data and ratios for each of the 13 years in the period ended June 30, 2004. This financial statement and the per share data and ratios are the responsibility of the Company's management. Our responsibility is to express an opinion on the statement of changes in net assets and the per share data and ratios based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and per share data and ratios are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the statement of changes in net assets and selected per share data and ratios referred to above present fairly, in all material respects, the changes in net assets of Armstrong Associates, Inc. for the year ended June 30, 2004, and the selected per share data and ratios for each of the 13 years in the period ended June 30, 2004, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thorton LLP

Dallas, Texas
July 16, 2004